Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to Quarterly Report of China Internet Cafe Holdings Group, Inc. a Nevada corporation (the “Company”), on Form 10-Q/A for the quarterly period ended June 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Dishan Guo, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  August 16, 2012

/s/ Dishan Guo
Dishan Guo
Chief Executive Officer and Chief Financial Officer